Better Choice Company Reports Fourth Quarter and Full Year 2022 Financial Results
Year-to-Date Net Sales Totaled $54.7 million, an Increase of 19% Year-over-Year
Year-to-Date Gross Margin of 28%, or 31% Excluding the Impact of Inventory Rationalization
NEW YORK, NY, March 28, 2023 -- Better Choice Company Inc. (NYSE American: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today reported its financial results for the fourth quarter and year ended December 31, 2022.

Lionel F. Conacher, Interim CEO of Better Choice, stated, “During the fourth quarter, net sales were sales were $9.3 million resulting in full year 2022 net sales of $54.7 million, a 19% increase versus the prior year. Our International channel delivered year-over-year net sales growth of 48% and Brick & Mortar net sales grew 72% in 2022 versus the prior year fueled by the Halo Elevate launch. Driven by channel partner dynamics and brand migration in our online businesses, E-commerce net sales for 2022 were down 3% versus the prior year and DTC declined 30%. Looking to 2023, we continue to be focused on the execution of our growth plans and reduction of quarterly cash burn."

Year-to-Date 2022 Financial Highlights
•Gross Sales of $65.7 million.
•Net Sales of $54.7 million.
•International net sales of $21.9 million.
•E-commerce net sales of $14.6 million.
•Brick & Mortar net sales of $11.6 million.
•Direct to Consumer net sales of $6.6 million.
•Gross margin of 27.9%, reflecting impact of one-time rationalization of inventory. Excluding inventory reserve expense, gross margin was 31.3%.
•Loss from operations of $38.8 million.
•Adjusted EBITDA loss of $(11.8) million.
•Net loss available to common stockholders of $(39.3) million.
Fourth Quarter 2022 Financial Highlights
•Gross Sales of $12.0 million.
•Net Sales of $9.3 million.
•International net sales of $2.2 million.
•E-commerce net sales of $3.5 million.
•Brick & Mortar net sales of $2.0 million.
•Direct to Consumer net sales of $1.6 million.
•Gross margin of 17.9%, reflecting impact of one-time rationalization of inventory. Excluding inventory reserve expense, gross margin was 31.9%.
•Loss from Operations of $24.2 million.
•Adjusted EBITDA loss of $(4.8) million.
•Net loss available to common stockholders of $24.4 million.

Better Choice Company Inc.
Consolidated Statements of Operations
(Dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net sales	$9,266	$10,987	$54,660	$46,006
Cost of goods sold	7,604	8,231	39,399	30,638
Gross profit	1,662	2,756	15,261	15,368
Operating expenses:
Selling, general and administrative	6,690	7,110	32,461	28,507
Share-based compensation	515	623	2,969	4,140
Impairment of goodwill	18,614	—	18,614	—
Total operating expenses	25,819	7,733	54,044	32,647
Loss from operations	(24,157)	(4,977)	(38,783)	(17,279)
Other (expense) income:
Interest expense, net	(227)	(69)	(551)	(3,217)
Gain on extinguishment of debt, net	—	—	—	457
Change in fair value of warrant liabilities	—	—	—	23,463
Total other (expense) income, net	(227)	(69)	(551)	20,703
Net (loss) income before income taxes	(24,384)	(5,046)	(39,334)	3,424
Income tax (benefit) expense	(22)	37	(18)	37
Net (loss) income available to common stockholders	$(24,362)	$(5,083)	$(39,316)	$3,387

Better Choice Company Inc.
Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$3,173	$21,729
Restricted cash	6,300	7,213
Accounts receivable, net	6,744	6,792
Inventories, net	10,257	5,245
Prepaid expenses and other current assets	1,051	2,940
Total Current Assets	27,525	43,919
Fixed assets, net	375	369
Right-of-use assets, operating leases	173	56
Intangible assets, net	10,059	11,586
Goodwill	—	18,614
Other assets	544	116
Total Assets	$38,676	$74,660
Liabilities & Stockholders’ Equity
Current Liabilities
Accounts payable	$2,932	$4,553
Accrued and other liabilities	2,596	1,879
Term loan, net	—	855
Operating lease liability	52	54
Total Current Liabilities	5,580	7,341
Non-current Liabilities
Line of credit, net	11,444	4,856
Term loan, net	—	4,559
Deferred tax liability	—	24
Operating lease liability	124	5
Total Non-current Liabilities	11,568	9,444
Total Liabilities	17,148	16,785
Stockholders’ Equity
Common Stock, $0.001 par value, 200,000,000 shares authorized, 29,430,267 & 29,146,367 shares issued and outstanding as of December 31, 2022 and 2021, respectively	29	29
Additional paid-in capital	320,071	317,102
Accumulated deficit	(298,572)	(259,256)
Total Stockholders’ Equity	21,528	57,875
Total Liabilities and Stockholders’ Equity	$38,676	$74,660

Better Choice Company Inc.
Non-GAAP Measures
Adjusted EBITDA
We define Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net (loss) income: interest expense, tax expense, depreciation and amortization, share-based compensation, warrant expense, impairment of goodwill, loss on disposal of assets, change in fair value of warrant liabilities, gain or loss on extinguishment of debt, equity and debt offering expenses and other non-recurring expenses.
We present Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.
Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net (loss) income, gross margin, and our other GAAP results.

The following table presents a reconciliation of net (loss) income, the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated (in thousands):
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net (loss) income available to common stockholders	$(24,362)	$(5,083)	$(39,316)	$3,387
Interest expense, net	227	69	551	3,217
Income tax (benefit) expense	(22)	37	(18)	37
Depreciation and amortization	425	409	1,690	1,664
EBITDA	(23,732)	(4,568)	(37,093)	8,305
Non-cash share-based compensation and warrant expense (a)	515	623	2,969	4,186
Impairment of goodwill	18,614	—	18,614	—
Loss on disposal of assets	3	1	29	276
Non-cash change in fair value of warrant liability and warrant derivative liability	—	—	—	(23,463)
Gain on extinguishment of debt, net	—	—	—	(457)
Offering relating expenses (b)	—	—	—	220
Non-recurring strategic branding initiatives (c)	—	357	948	524
Launch expenses (d)	(480)	—	98	—
Non-recurring and other expenses (e)	264	557	2,654	3,329
Adjusted EBITDA	$(4,816)	$(3,030)	$(11,781)	$(7,080)
(a) Reflects non-cash expenses related to equity compensation awards. 2021 additionally includes non-cash expenses related to stock purchase warrants issues for third-party services provided. Share-based compensation is an important part of the Company's compensation strategy and without our equity compensation plans, it is probable that salaries and other compensation related costs would be higher.
(b) Reflects administrative costs associated with the registration of common shares and other debt and equity financing transactions.
(c) Includes one-time marketing agency and design fees as well as other charges related to our strategic re-branding initiatives.
(d) Reflects non-recurring launch expenses related to the Elevate® launch.
(e) For the three months ended December 31, 2022, includes non-recurring severance costs of $0.1 million, non-recurring executive recruitment costs of $0.1 million and other non-recurring charges of $0.1 million. The year ended December 31, 2022 includes non-recurring severance costs of $0.3 million, non-cash third party share-based compensation of $2.1 million issued in 2020 as part of a multi-year contract, non-recurring professional fees of $0.1 million, non-recurring executive recruitment costs of $0.1 million and other non-recurring charges of $0.1 million, partially offset by $0.1 million of non-recurring customer refunds related to prior year periods included in cost of goods sold. The three months ended December 31, 2021 includes non-cash third party share-based compensation of $0.2 million, non-recurring severance costs of $0.1 million, director costs of $0.1 million and non-recurring costs related to a co-manufacturer change of $0.2 million, partially offset by a $0.1 million reduction to sales tax liability. The year ended December 31, 2021 includes non-cash third party share-based compensation of $2.1 million, non-recurring severance costs of $0.8 million, non-recurring consulting costs of $0.4 million, director fees of $0.4 million and $0.2 million of non-recurring costs related to a co-manufacturer change, partially offset by a $0.6 million reduction to sales tax liability.

About Better Choice Company Inc.
Better Choice Company Inc. is a pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. We offer a broad portfolio of pet health and wellness products for dogs and cats sold under our Halo brand across multiple forms, including foods, treats, toppers, dental products, chews, and supplements. We have a demonstrated, multi-decade track record of success and are well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Our products consist of kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products and supplements. Halo’s core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. For more information, please visit https://www.betterchoicecompany.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company Inc.
Lionel F. Conacher, Interim CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com